Exhibit 10.1
AMENDMENT TO INVESTMENT AGREEMENT
This AMENDMENT (this “Amendment”), dated as of June 10, 2021, is entered into by and among Brookfield Asset Management Inc., a corporation amalgamated under the laws of Ontario, Canada (“BAM”), Brookfield Asset Management Reinsurance Partners Ltd., a Bermuda limited company (“BAM Reinsurance”), North End Re (Cayman) SPC, a Cayman segregated portfolio company (“North End Reinsurance”), and American Equity Investment Life Holding Company, an Iowa corporation (“AEL”).
WHEREAS, BAM, Burgundy Acquisitions I Ltd. (“Burgundy”) and AEL entered into an Investment Agreement, dated as of October 17, 2020 (the “Investment Agreement”);
WHEREAS, BAM, BAM Reinsurance, Burgundy, North End Reinsurance and AEL entered into the Agreement, Consent and Waiver in Anticipation of Regulatory Form A Filing, dated as of February 28, 2021, which provided for, among other things, the assignment of certain obligations under the Investment Agreement by BAM and Burgundy to BAM Reinsurance and North End Reinsurance; and
WHEREAS, pursuant to Section 11 of the Investment Agreement, the parties desire to amend the Investment Agreement as set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and intending to be legally bound, the parties hereto hereby agree as follows:
1.Amendment of Section 4.1. Section 4.1(d) of the Investment Agreement is hereby amended and replaced in its entirety by the following:
“the parties shall have obtained all regulatory approvals required to consummate the transactions contemplated by the Reinsurance Agreement;”
2.Amendment of Section 8. Section 8.1(d) of the Investment Agreement is hereby amended and replaced in its entirety by the following:
“by either the Company or the Purchaser if the Subsequent Closing shall not have occurred prior to 5:00 p.m., New York City time, on August 31, 2021 (the “Outside Termination Date”); provided that, if on a date that would have been the Outside Termination Date the conditions set forth in Section 4.1(c) and Section 4.1(d) are the only conditions in Section 4.1 that shall not have been satisfied or waived on or before such date, the Outside Termination Date shall be automatically extended until 5:00 p.m., New York City time, on November 30, 2021, in which case the Outside Termination Date shall be deemed for all purposes under this Agreement to be such later date; provided further that the right to terminate this Agreement under this Section 8.1(d) shall not be available to a party whose failure to fulfill any material obligation under this Agreement or other material breach of this Agreement has been the primary cause of, or resulted in, the failure of the Subsequent Closing to have occurred prior to such time.”
3.Miscellaneous. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Investment Agreement. The provisions of Section 11 (Amendments and Waivers), Section 12 (Notices, etc.), Section 16 (Governing Law), Section 17 (Waiver of Jury Trial), Section 19 (Counterparts; Electronic Signature), Section 20 (Severability) and Section 21 (Miscellaneous) of the Investment Agreement shall apply mutatis mutandis to this Agreement.
[Signature Pages Follow]

This Amendment is hereby agreed to as of the date first written above.

BROOKFIELD ASSET MANAGEMENT INC.
by
/s/ Kathy Sarpash
Name: Kathy Sarpash
Title: Senior Vice President

BROOKFIELD ASSET MANAGEMENT
REINSURANCE PARTNERS LTD.
by
/s/ Gregory E. A. Morrison
Name: Gregory E. A. Morrison
Title: Director

NORTH END RE (CAYMAN) SPC
by
/s/ Gregory McConnie
Name: Gregory McConnie
Title: Chief Executive Officer

AMERICAN EQUITY INVESTMENT LIFE
HOLDING COMPANY
by
/s/ Phyllis Zanghi
Name: Phyllis Zanghi
Title: Executive Vice President, Chief
Legal Officer and Secretary